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                                                                      EXHIBIT 21


                           NCI BUILDING SYSTEMS, INC.

                              List of Subsidiaries


         NCI Holding Corp.                                    Delaware

         NCI Operating Corp.                                  Nevada

         Metal Building Components Holding, Inc.              Delaware

         Metal Coaters Holding, Inc.                          Delaware

         Metal Coaters of California, Inc.                    Texas

         Building Systems de Mexico, S.A. de C.V.             Mexico